Exhibit 99.1

ICONIX BRAND GROUP REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER 2015

•	Free cash flow expectations for FY 2015 are within the Company’s previous range at approximately $170 - $175 million

•	The Company believes this level of free cash flow is sustainable and expects to generate $170-$185 million of free cash flow in 2016

NEW YORK, NEW YORK – November 9, 2015 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”) today reported its financial results for the third quarter and nine months ended September 30, 2015 and provided guidance for 2016.

Results for the Third Quarter Ended September 30, 2015

Licensing revenue for the third quarter of 2015 was approximately $88.9 million, a 3% decrease as compared to approximately $91.6 million in the third quarter of 2014. Licensing revenue was negatively affected by approximately $2.7 million due to foreign currency exchange rates. Excluding the effect of foreign currency exchange rates, licensing revenue was flat in the quarter. There was no “Other Revenue” in the third quarter of 2015, as compared to approximately $18.7 million of “Other Revenue” related to a joint venture for our Lee Cooper and Umbro brands in China recorded in the third quarter of 2014.

The Company’s results for the third quarter of 2015 include the following items:

•	Approximately $12.2 million, or $0.16 per diluted share, of accounts receivable reserves and write-offs related to a comprehensive review of the Company’s license agreements and relationships with its licensees;

•	Approximately $3.8 million, or $0.08 per diluted share, related to adjustments from the preparation of the Company’s 2014 federal tax return; and

•	Approximately $7.1 million, or $0.10 per diluted share, of charges for professional fees associated with the continuing correspondence with the Staff of the U.S. Securities and Exchange Commission, the Special Committee’s review and severance costs related to the transition of Iconix management.

Due in large part to these items and there being no “Other Revenue” in the quarter, all metrics decreased. Adjusted EBITDA attributable to Iconix for the third quarter of 2015 was approximately $30.5 million, a 53% decrease as compared to approximately $65.4 million in the prior year quarter. On a non-GAAP basis, as set forth in the tables below, net income attributable to Iconix was approximately $4.4 million, an 89% decrease as compared to the prior year quarter of approximately $38.0 million. Non-GAAP diluted EPS for the third quarter of 2015 was $0.09, an approximate decrease of 88% as compared to $0.72 in the prior year quarter. Excluding the increase in accounts receivable reserve and write offs and the tax adjustment in the third quarter of 2015, non-GAAP diluted EPS was $0.33. GAAP net income attributable to Iconix for the third quarter of 2015 reflects a loss of approximately $6.3 million, as compared to income of $33.7 million in the prior year quarter, and GAAP diluted EPS for the third quarter of 2015 reflects a loss of $0.13 as compared to earnings of $0.58 in the prior year quarter.

Free cash flow attributable to Iconix for the third quarter of 2015 was approximately $39 million, an 11% decrease as compared to the prior year quarter of approximately $43.9 million.

Results for the Nine Months Ended September 30, 2015

Licensing revenue for the nine months ended September 30, 2015 was approximately $279.0 million, a 7% decrease as compared to approximately $299.3 million for the prior year period. Total licensing revenue was negatively affected by approximately $7.9 million due to foreign currency exchange rates. In addition, licensing revenue in the comparable 2014 period included $17.1 million of revenue related to the 5-year renewal of the Peanuts specials with ABC. Excluding the effect of foreign currency exchange rates and the ABC renewal, licensing revenue increased 2%.

There was no “Other Revenue” in the nine month period, as compared to approximately $38.7 million of “Other Revenue” related to the formation of joint ventures and sale of Sharper Image e-commerce and website recorded in the prior year period.

Adjusted EBITDA attributable to Iconix for the nine month period was approximately $135.7 million, a 34% decrease as compared to approximately $206.8 million in the prior year period. On a non-GAAP basis, as set forth in the tables below, net income attributable to Iconix for the nine month period was approximately $54.5 million, a 50% decrease as compared to approximately $108.4 million in the prior year period, and non-GAAP diluted earnings per share was approximately $1.10, an approximate decrease of 46% versus $2.05 for the prior year period. GAAP net income attributable to Iconix for the nine month period was approximately $72.1 million, a 42% decrease as compared to $124.6 million in the prior year period, and GAAP diluted EPS for the nine month period was $1.43, a 33% decrease as compared to $2.14 in the prior year period.

Free cash flow attributable to Iconix for the nine month period was approximately $144.5 million, a 13% increase over the prior year period of approximately $128.0 million.

Adjusted EBITDA, free cash flow, non-GAAP net income and non-GAAP diluted EPS are non-GAAP metrics, and reconciliation tables for each are attached to this press release.

“I would like to reiterate that the underlying fundamentals of our business are strong,” said Peter Cuneo, Chairman and Interim Chief Executive Officer of Iconix. “We have gone through a difficult transition period, but Iconix continues to have significant business strengths including its diversified portfolio of consumer brands, profitable business model and strong free cash flow generation. All of us at the Company are focused on capitalizing on these strengths and addressing the issues that have impacted more recent performance to improve our results and enhance value for shareholders.”

In addition, the Company has recently retained Guggenheim Securities to assist with financial planning matters. The Company is working closely with them to evaluate refinancing options related to the 2016 June Convertible Note maturity.

Guidance for Iconix Brand Group, Inc.:

	2015	2016

Licensing Revenue	$370-$380 million	$370-$390 million

Other Revenue	$0	$0

Non-GAAP diluted EPS	$1.35-$1.40	$1.35-$1.50

GAAP diluted EPS	$1.55-$1.60	$1.08-$1.23

Free Cash Flow	$170-$175 million	$170-$185 million

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), BADGLEY MISCHKA (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R) ARTFUL DODGER (R) and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), BILLIONAIRE BOYS CLUB (R), ICE CREAM (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company’s acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company’s licensees’ dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company’s SEC filings. The words “believe”, “anticipate”, “estimate”, “expect”, “confident”, “continue”, “will”, “project”, “provide” “guidance” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# #

Contact Information:

Jaime Sheinheit

Investor Relations

Iconix Brand Group

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Licensing revenue	$88,935	$91,612	(3%)	$278,955	$299,334	(7%)
Other revenue	—	18,680	—	—	38,690	—

Total revenues	88,935	110,292	(19%)	278,955	338,024	(17%)
Selling, general and administrative expenses	65,760	46,878	40%	153,626	138,497	11%

Operating income	23,175	63,414	(63%)	125,329	199,527	(37%)
Interest expense, net	21,532	20,525	5%	62,457	61,845	1%
Other income	—	—	—	(48,155)	(37,893)	27%
Foreign currency translation loss (gain)	1,243	—	—	(7,251)	—	—
Equity earnings on joint ventures	(2,300)	(4,084)	(44%)	(9,120)	(12,881)	(29%)

Other expenses (income)- net	20,475	16,441	25%	(2,069)	11,071	(119%)
Income before income taxes	2,700	46,973	(94%)	127,398	188,456	(32%)
Provision for income taxes	5,673	9,856	(42%)	44,232	53,922	(18%)

Net income (loss)	$(2,973)	37,117	(108%)	83,166	134,534	(38%)

Less: Net income attributable to non-controlling interest	3,367	3,433	(2%)	11,037	9,970	11%

Net income (loss) attributable to Iconix	$(6,340)	$33,684	—	$72,129	$124,564	(42%)

Earnings per share:
Basic	$(0.13)	$0.70	—	$1.50	$2.56	(41%)

Diluted	$(0.13)	$0.58	—	$1.43	$2.14	(33%)

Weighted average number of common shares outstanding:
Basic	48,310	47,991	1%	48,238	48,682	(1%)
Diluted	48,310	58,457	(17%)	50,486	58,306	(13%)

Segment Data:

(in thousands)

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Total Revenues
Womens	$34,519	$32,998	5%	$114,670	$114,435	0%
Home	9,108	10,968	(17%)	28,122	33,189	(15%)
Mens	20,220	24,433	(17%)	64,041	73,552	(13%)
Entertainment	25,088	23,213	8%	72,122	78,158	(8%)
Corporate	—	18,680	—	—	38,690	—

Total Revenues	$88,935	$110,292	(19%)	$278,955	$338,024	(17%)

Total Operating Income
Womens	$26,449	$27,022	(2%)	$94,144	$97,170	(3%)
Home	7,486	8,959	(16%)	22,847	27,944	(18%)
Mens	4,084	10,818	(62%)	30,798	40,895	(25%)
Entertainment	8,409	8,742	(4%)	23,964	24,351	(2%)
Corporate	(23,253)	7,873	—	(46,424)	9,167	—

Total Operating Income	$23,175	$63,414	(63%)	$125,329	$199,527	(37%)

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
Total Revenues by category:	2015	2014	% Change	2015	2014	% Change
Direct-to-retail license	$34,510	$34,949	(1%)	$119,061	$124,178	(4%)
Wholesale licenses	41,733	45,963	(9%)	124,436	132,535	(6%)
Other licenses	12,692	10,700	19%	35,458	42,621	(17%)
Other revenue	—	18,680		—	38,690

Total Revenues	$88,935	$110,292	(19%)	$278,955	$338,024	(17%)

Total Revenues by geographic region:
United States	$62,319	$64,573	(3%)	$195,543	$220,598	(11%)
Japan	7,357	6,565	12%	23,367	23,084	1%
Other	19,259	39,154	(51%)	60,045	94,342	(36%)

Total Revenues	$88,935	$110,292	(19%)	$278,955	$338,024	(17%)

Selected Balance Sheet Items:

(in thousands)

	(Unaudited)
	9/30/2015	12/31/2014
Total Assets	$3,043,701	$2,867,877
Total Liabilities	$1,929,021	$1,803,010
Total Stockholders Equity and Redeemable Non-Controlling Interest	$1,114,680	$1,064,867

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, non-cash gains related to the re-measurement of investments, foreign currency translation and special charges related to professional fees incurred as a result of the continuing correspondence with the Staff and the Special Committee’s review and severance costs related to the transition of Iconix management.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests.

Non-GAAP Net income reconciliation

(in thousands)

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Non-GAAP Net income (1)	$4,364	$38,004	(89%)	$54,485	$108,398	(50%)

GAAP net income (loss)	$(6,340)	$33,684	—	$72,129	$124,564	(42%)
Add: non-cash interest related to ASC 470	7,636	6,647	15%	21,299	13,022	64%
non-cash gain related to investment in joint venture	—	—	—	(47,365)	(37,893)	25%
special charges	7,118	—	—	9,489	—	—
foreign currency translation loss (gain)	1,243	—	—	(7,251)	—	—
Deduct: Income taxes related to above items	(5,293)	(2,327)	127%	6,184	8,705	(29%)

Net	10,704	4,320	148%	(17,644)	(16,166)	9%

Non-GAAP Net income	$4,364	$38,004	(89%)	$54,485	$108,398	(50%)

Non-GAAP weighted average diluted shares reconciliation

(in thousands)

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Non-GAAP weighted average diluted shares	48,310	52,704	(8%)	49,703	52,895	(6%)

GAAP weighted average diluted shares	48,310	58,457	(17%)	50,486	58,306	(13%)
Less: additional incremental dilutive shares covered by hedges for: (2)
2.50% Convertible Notes	—	(2,485)		(342)	(2,338)	—
1.50% Convertible Notes	—	(3,268)		(441)	(3,073)	—

subtotal	—	(5,753)		(783)	(5,411)	—

Non-GAAP weighted average diluted shares	48,310	52,704	(8%)	49,703	52,895	(6%)

Non-GAAP Diluted EPS reconciliation

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Non-GAAP diluted EPS (1)	$0.09	$0.72	(88%)	$1.10	$2.05	(46%)

GAAP diluted EPS	$(0.13)	$0.58	—	$1.43	$2.14	(33%)
Add:
non-cash gain related to investment in joint venture	—	—	—	$(0.61)	$(0.42)	45%
special charges	$0.10	—	—	$0.12	—	—
foreign currency translation gain	$0.02	—	—	$(0.09)	—	—
Non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.10	$0.14	(29%)	$0.25	$0.33	(24%)

Non-GAAP diluted EPS	$0.09	$0.72	(88%)	$1.10	$2.05	(46%)

Forecasted Non-GAAP Diluted EPS	Year Ending Dec. 31, 2015		Year Ending Dec. 31, 2016
	High	Low	High	Low
Forecasted Non-GAAP diluted EPS (1)	$1.40	$1.35	$1.50	$1.35

Forecasted GAAP diluted EPS	$1.60	$1.55	$1.23	$1.08
Non-cash gain related to investment in joint ventures, net of tax	($0.61)	($0.61)	—	—
Special charges, net of tax	$0.15	$0.15	—	—
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.26	$0.26	$0.27	$0.27

Forecasted Non-GAAP Diluted EPS	$1.40	$1.35	$1.50	$1.35

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees incurred as a result of the continuing correspondence with the Staff and the Special Committee’s review and severance costs related to the transition of Iconix management, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition.
(2)	Based on the average closing stock price for the three months ended September 30, 2015 there were no potential dilutive shares related to our convertible notes for GAAP purposes. Based on the average closing stock price for the three months ended September 30, 2014 there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.

Adjusted EBITDA Reconciliation from Net Income

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Adjusted EBITDA (1)	$30,461	$65,352	(53%)	$135,747	$206,806	(34%)

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(6,340)	$33,684	—	$72,129	$124,564	(42%)
Add: Provision for income taxes	5,673	9,856	(42%)	44,232	53,922	(18%)

Net income (loss) before taxes	(667)	43,540	—	116,361	178,486	(35%)
Add: Net interest expense, foreign currency translation and non-cash gain related to investment in joint venture	23,009	20,410	13%	6,829	23,604	(71%)
Add: Special charges	7,118	—	—	9,489	—	—
Add: Depreciation and amortization attributable to Iconix	1,001	1,402	(29%)	3,068	4,716	(35%)

Adjusted EBITDA	$30,461	$65,352	(53%)	$135,747	$206,806	(34%)

Adjusted EBITDA Reconciliation from Cash Flow from Operations

	(Unaudited)
	Nine Months Ended Sept 30,
	2015	2014	% Change
Adjusted EBITDA (3)	$135,747	$206,806	(34%)

Reconciliation of Adjusted EBITDA:
Net cash provided by operating activities	$140,447	$124,445	12%
Add/(Less):
Gain from sale of trademarks & formation of joint ventures	—	38,690	—
Cash interest expense, net	35,395	35,807	(1%)
Cash taxes	21,605	24,029	(10%)
Special charges	9,489	—	—
Accrued equity earnings on joint ventures, net of distributions	5,847	6,578	(11%)
Other	(1,358)	(1,053)	(52%)
Net income attributable to non-controlling interest	(11,037)	(9,970)	11%
Stock compensation expense	(9,824)	(14,726)	(33%)
Provision for doubtful accounts	(16,118)	(5,530)	191%
Net change in balance sheet items	(38,699)	8,536	—

Adjusted EBITDA	$135,747	$206,806	(34%)

(3) Adjusted EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, special charges, depreciation and amortization expenses. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures, and is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.

Free Cash Flow Reconciliation

	(Unaudited)			(Unaudited)
	Three Months Ended Sept. 30			Nine Months Ended Sept. 30
	2015	2014	% Change	2015	2014	% Change
Free Cash Flow (4)	$39,083	$43,876	(11%)	$144,517	$127,979	13%

Net cash provided by operating activities	$40,290	$40,214	0%	$140,447	$124,445	12%
Less: Capital Expenditures	(332)	(235)	41%	(1,134)	(1,086)
Add: Cash received from sale of trademarks and formation of joint ventures	5,527	5,562	(1%)	18,899	14,730	28%
Less: Distributions to non-controlling interests	(6,402)	(1,665)	285%	(13,695)	(10,110)	35%

Free Cash Flow	$39,083	$43,876	(11%)	$144,517	$127,979	13%

Forecasted Free Cash Flow

	Year Ending Dec. 31, 2015		Year Ending Dec. 31, 2016
	High	Low	High	Low
Free Cash Flow (4)	$175,000	$170,000	$185,000	$170,000

Reconciliation of Free Cash Flow:
Net cash provided by operating activity	168,000	163,000	185,000	168,000
Less: Capital expenditures	(1,500)	(1,500)	(2,000)	(2,000)
Add: Cash received from sale of trademarks and formation of joint ventures	25,000	25,000	21,000	21,000
Less: Distributions to non-controlling interests	(16,500)	(16,500)	(19,000)	(17,000)

Free Cash Flow	$175,000	$170,000	$185,000	$170,000

(4) Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value.